UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  May 7, 2014

BALTIC TRADING LIMITED
(Exact Name of Registrant as Specified in Charter)

Republic of the Marshall Islands	001-34648	98-0637837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

299 Park Avenue 12th Floor New York, NY (Address of Principal Executive Offices)	10171 (Zip Code)

Registrant’s telephone number, including area code:  (646) 443-8550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

Attached and incorporated herein by reference as Exhibit 99.1 is a copy of a press release of Baltic Trading Limited (the “Company”), dated May 7, 2014, reporting the Company’s financial results for the first quarter ended March 31, 2014.

The information set forth under “Item 2.02 Results of Operations and Financial Condition,” including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, as amended, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 7.01.          Regulation FD Disclosure

On April 21, 2014, Genco Shipping & Trading Limited (“Genco”), the owner of 6,356,471 shares of the Company’s Class B stock (representing an 11.05% ownership interest in the Company and 65.08% of the aggregate voting power of the Company’s outstanding shares of voting stock), and certain of its direct and indirect subsidiaries filed petitions for chapter 11 in the United States Bankruptcy Court for the Southern District of New York.  The Conflicts Committee of the Company’s Board of Directors, which is comprised of independent directors, has been monitoring developments relating to the Genco bankruptcy proceedings and evaluating the Company’s rights arising therefrom, including, without limitation, the Company’s termination and other rights under the Management Agreement between the Company and Genco, in order to take or recommend such action as it deems appropriate.

Item 9.01	Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Description

99.1	Press Release dated May 7, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Baltic Trading Limited has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALTIC TRADING LIMITED

DATE: May 7, 2014

/s/ John C. Wobensmith
John C. Wobensmith
President and Chief Financial Officer

EXHIBIT INDEX
Exhibit No.	Description

99.1	Press Release dated May 7, 2014.